Exhibit 99.2
Corporate Presentation August 2023 NASDAQ: CLIR Commercializing Innovative Combustion & Sensing Technologies

2 Safe Harbor Statement This presentation is made solely for informational purposes and no representation or warranty, express or implied, is made by ClearSign Technologies Corporation (“ClearSign,” “we,” “us,” “our,” and, together with our subsidiaries, the “Company”) or any of its representatives as to the information contained in these materials or disclosed during any related presentations or discussions. This presentation is intended solely for the purposes of familiarizing investors with ClearSign. This presentation is not an offer to sell nor does it seek an offer to by any securities. This presentation contains forward-looking statements. These statements include statements about our plans, strategies, financial performance, prospects or future events and involve known and unknown risks that are difficult to predict. As a result, our actual results, performance or achievements may differ materially from those expressed or implied by these forward-looking statements. In some cases, you can identify forward-looking statements by the use of words such as “may,” “could,” “expect,” “intend,” “plan,” “seek,” “anticipate,” “believe,” “estimate,” “predict,” “potential,” “continue,” “likely,” “will,” “would,” and variations of these terms and similar expressions, or the negative of these terms or similar expressions. Such forward-looking statements are necessarily based upon estimates and assumptions that, while considered reasonable by the Company and its management team based on their experience, are inherently uncertain. All statements in this presentation regarding our business strategy, future operations, financial position, prospects, business plans and objectives, as well as information concerning industry trends and expected actions of third parties, are forward-looking statements. All forward-looking statements speak only as of the date as of which they are made. These statements are not guarantees of future performance and involve certain risks, uncertainties and assumptions concerning future events that are difficult to predict. The following factors, among others, could cause actual results to differ materially from those set forth in this presentation: • our limited cash, history of losses, and our expectation that we will continue to experience operating losses and negative cash flows in the near future; • our ability to successfully develop and implement our technologies and achieve profitability; • our limited operating history; • changes in government regulations that could substantially reduce, or even eliminate, the need for our technology; • emerging competition and rapidly advancing technology in our industry that may outpace our technology; • customer demand for the products and services we develop; • the impact of competitive or alternative products, technologies, and pricing; • our ability to manufacture any products we design; • general economic conditions and events and the impact they may have on us and our potential customers; • our doing business in China and related risks with respect to intellectual property protection, currency exchange, contract enforcement, rules on foreign investment and pandemic era regulations; • the impact of a cybersecurity incident or other technology disruption; • our ability to protect our intellectual property; • our ability to obtain adequate financing in the future; • our ability to retain and hire personnel with the experience and talent to develop our products and business; • the financial and operational impacts of the coronavirus pandemic on our business and results of operations, including impacts on our day-to-day operations, collaborative arrangements, revenue and marketing efforts and suppliers; • our success at managing the risks involved in the foregoing items; and • other factors discussed in the section titled “Risk Factors” in our most recent Annual Report on Form 10-K. We caution you not to place undue reliance on any forward-looking statements, which are made as of the date hereof or as otherwise specified herein. The Company undertakes no obligation to update any of these forward-looking statements to reflect actual results, new information or future events, changes in assumptions or changes in other factors affecting forward-looking statements, except to the extent required by applicable law. If we update one or more forward-looking statements, no inference should be drawn that we will make additional updates with respect to those or other forwarding-looking statements.

3 Company Overview ClearSign is an emerging leader in industrial combustion and sensing technologies that improve efficiency and lower costs, while dramatically reducing emissions. We believe global adoption of ClearSign’s technologies will significantly improve today’s environmental footprint and assist in the transition to the hydrogen economy of tomorrow. 3

ClearSign in 20 Seconds

ClearSign
Better Solutions

Providing Clean Air

Nitrogen Oxides (NO_X) are a highly toxic and highly regulated pollutant from combustion. We essentially prevent the emissions of NO_X from industrial sources.

Customers

ClearSign burner technology enables customers to meet new and anticipated NO_X regulations at a fraction of the cost of traditional solutions.

Enabling Decarbonization

Adding hydrogen to fuel increases NO_X emissions. ClearSign technology enables hydrogen to be burned while remaining compliant with mandatory NO_X emission regulations.

Investment Opportunity

Emerging technology with initial adoption in an expansive market. Highly scalable business model with strong operating margins and comprehensive IP.

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Creating Better Solutions

ClearSign
Better Solutions

Problem

Nitrogen from the air is converted to NO_X by two chemical paths in a flame. ClearSign technology addresses both of these chemical paths. Incumbent burners address just one.

Flame temperature is the dominant influence on NO_X formation. Hydrogen in the fuel gas increases flame temperature.



Solution

Our burners are designed to install easily into refinery heaters and industrial boilers, either into new equipment or to upgrade the burners in the expansive existing energy infrastructure.

NO_X is an issue across the globe with 24M tons emitted annually from human activity. The US alone emitted ~7.4M tons of NO_X in 2022, excluding wildfires.

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6 Refinery and Petrochemical Process Heater Technology Boiler Technology Breaking Barriers • Paradigm breaking technology providing unique performance and value • Products engineered for industry standard deployment • Sales, supply and service capabilities developed to comply with typical industry processes and requirements Doesn’t merely treat emissions – reduces their creation in the first place 6

7 Structured for Growth • Attractive operating margins • Asset light structure that leverages national and global incumbent partner company’s infrastructure • Highly scalable • Licensing opportunities • Protected by strong IP portfolio • Led by established industry experts Provides a cost -effective solution versus additional cap -ex and op -ex costs associated with existing methods 7

Domestic & Global Market Opportunity “You have the best burners in the world” - Lead engineer from 2022 California Refinery project customer demonstration Process Burner data: Energy Information Administration – Refining Capacity 2021 & 2022 bp Statistical Review of World Energy (estimation based on 1 burner per 250 bpd) US Boiler burner data from CA air board records and scaled by population for other regions and American Boiler Manufacturers Association 2015 Survey China data from confidential sources Estimated Process Burners Installed 28,000 California and Texas 72,000 Total in US 42,000 Europe 280,000 Worldwide Estimated Boiler Burners Installed 7,000 California 5,000 Texas 57,000 Total in US 350,000 In Critical Emissions Regions of China 8

Driven by Political & Social Initiatives • Regulation of critical emissions tightening - including NOx • Transition to Hydrogen economy • ESG reporting and disclosure initiatives • Global “good citizen” momentum • Substantial government funding – IRA, Dept. of Energy ClearSign is part of the solution 9

10 Evolving Regulations Impacting Our Market • Regulations finalized in major areas of California* • Anticipate revisions in industrial regions of Texas and Utah, other regions of California and North Eastern USA • EPA ozone enforcement • Proposed SEC Climate Disclosure Requirements • New and expanding regulations in China *Los Angeles Area and San Joaquin Valley District 10

11 Global Orders and Installations

Commercialization Advancing

ClearSign
Better Solutions

Growing Orders

Order	Boiler Burner	Boiler Burner	Boiler Burner	Two Process Heaters	Process Heater	Two Process Heaters
Company	Recycling Plant CA	Medical Waste CA	Global Chemical TX	Refinery CA	Refinery CA	Refinery CA
Expected Install	Q3 2023	Q3-Q4 2023	Q3-Q4 2023	Q1-Q2 2024	Q3 2024	Q1-Q2 2025

Expanding Technology -

to develop technology for H_2 economy and decarbonization

- **$0.25M** Phase 1 DOE Grant
- **Up to $1.6M** Phase 2 DOE Grant
- **$0.25M** DOE Grant with Narion

Engagements with Diversifying Markets

- **Refining Companies**
- **Boiler Companies**
- **Midstream Equipment Providers**
- **Chemical Companies**
- **Major Utilities**

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13 ESG Credentials – Technology & Company Aspiring to the highest ESG standards Environmental Impact • Stewards of the environment, work space managed to conserve resources • Developing and providing technologies enabling reduction of toxic air emissions, enhanced safety, increased efficiency and the use of hydrogen as a fuel Social Impact • Inclusive and fair employer, with considerate and respectful culture • Emphasize ethics, employee wellbeing and customer satisfaction Governance Framework & Structure • Robust governance and regulatory policies • Diverse BOD and leadership team with fair and reasonable compensation 13

14 Investment Summary Gaining traction and positioned for growth Asset light, highly scalable business model High margin business with robust IP portfolio Significant potential upside with growing market adoption Experienced and proven team Commitment to ESG Principles 14

Capital Markets Snapshot

ClearSign
Better Solutions

NASDAQ

CLIR

Market Cap	$50.5M
Cash & Short-Term Investments	$8.5M
Long-Term Debt	$0
Shares Outstanding	38.6M
Insider Holdings	20%
Patent Portfolio	110
Headquarters	Tulsa, OK
State of Incorporation	Delaware

Above data per Q2 2023 10-Q

News Releases

- Announces Promotion of Brent Hinds to Chief Financial Officer – Aug 8, 2023
- Announces Hire of Tina Unachukwu as Director of Customer Relations and Business Development – *Aug 1, 2023*
- Collaboration Partner Narion Corp. Receives SBIR Grant to Develop Flare Methane Sensor - *Jul 13, 2023*
- Announces Reincorporation in the State of Delaware - *Jun 15, 2023*
- Receives Follow on Process Burner Order for Two Multi Burner Heaters from a California Refinery - *May 18, 2023*
- Receives Engineering Order for Two Multi Burner Heaters from a California Refinery - *Apr 19, 2023*
- Provides Full Year 2022 Update - *Apr 6, 2023*
- Announces Successful Testing of Ultra-Low NOx Hydrogen Burner - *Apr 5, 2023*

Sell-Side Analyst Coverage

HC Wainwright - Amit Dayal

FTSE Russell

Included in the Russell MicroCap Index

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Contact Us

ClearSign
Better Solutions

ClearSign Technologies Headquarters
8023 E. 63rd Place, Suite 101
Tulsa, Oklahoma 74133
info@clearsign.com

Management Team

Jim Deller, Ph.D.
Chief Executive Officer

Brent Hinds
Chief Financial Officer

Jeff Lewallen
Business Leader Refining & Ethylene

Tina Oby Unachukwu
Dir. Business Development

Manny Menendez
President ClearSign Asia Ltd.

Investor Relations
Matthew Selinger
Firm IR Group
415-572-8152
mselinger@firmirgroup.com

Board of Directors

Robert T. Hoffman Sr., Chairman
Judith Schrecker
Gary DiElsi
Jim Deller
Catharine de Lacy

www.clearsign.com